UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 8.01 Other Events.

On March 25, 2020, the Board of Directors of Rafael Pharmaceuticals, Inc. (“Rafael Pharma”) extended the expiration date of the warrant held by Pharma Holdings, LLC, a 90%-owned non-operating subsidiary of Rafael Holdings, Inc. (the “Company”) to purchase shares of Rafael Pharma Series D Convertible Preferred Stock (the “Warrant”) from December 31, 2020 to June 30, 2021. The Warrant is exercisable at the lower of 70% of the price sold in an equity financing and $1.25 per share, subject to certain adjustments, and will now expire upon the earlier of June 30, 2021, a qualified initial public offering, or liquidation event involving Rafael Pharma.

The Company owns, through controlled non-operating subsidiaries, securities representing 50.7% of the outstanding capital stock of Rafael Pharma and 38.7% of the capital stock on a fully diluted basis (excluding the remainder of the Warrant).

Howard Jonas, the Company’s Chairman and Chief Executive Officer, is Chairman of the Board of Rafael Pharma and owns an equity interest in Rafael Pharma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Name: David Polinsky Title: Chief Financial Officer

Dated: March 26, 2020

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